UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2007
Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 402-5700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 1.02 Termination of a Material Definitive Agreement.
On June 22, 2007, the Company terminated a consulting agreement, dated October 25, 2006, with M. Cory Zwerling, a member of the Company’s Board of Directors. The termination of the consulting agreement for convenience is effective June 30, 2007 and follows Mr. Zwerling’s appointment as president and chief executive officer of Macroflux Corporation. Pursuant to the terms of the consulting agreement, Mr. Zwerling provided the Company with services related to commercial sales, marketing and business development initiatives and other related projects mutually agreed upon by the Company and Mr. Zwerling. Under the agreement, the Company paid Mr. Zwerling $1,800 per day and granted him an option to purchase 200,000 shares of the Company’s common stock under the Company’s 2004 Stock Incentive Plan, as amended. This option has an exercise price of $2.63 per share. As of June 30, 2007, 119,713 shares subject to the option are vested. Mr. Zwerling will have until September 30, 2007 to exercise any vested shares subject to the option, at which time the option will expire.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 21, 2007, James Tananbaum, M.D., a class II director, notified the Company of his resignation from the Company’s Board of Directors effective June 22, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007	CRITICAL THERAPEUTICS, INC.
	By:	/s/ Trevor Phillips
Trevor Phillips, Ph.D.
Chief Operating Officer and Senior Vice President of Operations